    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1999
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                           BIGSTAR ENTERTAINMENT, INC.

               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                               13-3995258
 (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                                19 FULTON STREET
                                    5TH FLOOR
                            NEW YORK, NEW YORK 10038
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                           BIGSTAR ENTERTAINMENT, INC.

                      1998 STOCK OPTION AND INCENTIVE PLAN
                      1999 STOCK OPTION AND INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)


                                DAVID FRIEDENSOHN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           BIGSTAR ENTERTAINMENT, INC.
                          19 FULTON STREET - 5TH FLOOR
                            NEW YORK, NEW YORK 10038
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (212) 981-6300
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             RUBI FINKELSTEIN, ESQ.
                            RICHARD D. HARROCH, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 506-5000
                              (212) 506-5151 (FAX)


                         CALCULATION OF REGISTRATION FEE

                                            AMOUNT             PROPOSED            PROPOSED           AMOUNT OF
                                            TO BE          MAXIMUM OFFERING   MAXIMUM AGGREGATE     REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED       PRICE PER SHARE*    OFFERING PRICE*          FEE*
------------------------------------      -----------      ----------------   -----------------     -------------
Common Stock, par value $0.001 per
Share                                      258,117              $  1.22             $7,436,902           $1,964

                                            77,600              $  2.99
                                           225,283              $  3.74
                                             4,000              $  4.13
                                             2,500              $  4.75
                                            25,500              $ 4.875
                                            27,000              $  4.88
                                             6,000              $  5.38
                                             4,000              $  5.44
                                            38,000              $  5.63
                                             5,000              $  5.69
                                             5,000              $  5.75
                                            17,509              $  6.19
                                             4,000              $  6.50
                                            10,000              $6.6875
                                             2,500              $  6.75
                                             8,500              $  6.94
                                             9,000              $  7.00
                                             2,200              $7.0625
                                            12,000              $  7.25
                                            20,000              $  7.31
                                            10,000              $  7.38
                                             2,000              $  7.63
                                             1,500              $  7.81
                                            25,000              $7.9375
                                            55,000              $  7.94
                                            15,036              $  8.50
                                           564,275              $7.0625

* Pursuant to Rule 457(h)(1), the proposed maximum offering price and the proposed maximum aggregate offering price have been calculated on the basis of $7.0625 per share, the average of the high and low prices of the Common Stock on Nasdaq on January 7, 2000 with respect to 564,275 shares of Common Stock and on the basis of the exercise prices of options previously granted with respect to 872,245 shares of Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information *

Item 2.       Registrant Information and Employee Plan Annual Information *

              * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

              The following documents filed by BigStar Entertainment, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                           (a) The audited consolidated financial statements of
              the Registrant contained in the prospectus dated August 2, 1999 filed by the Registrant under Rule 424(b) (Registration No. 333-77963).

                           (b) The Registrant's Quarterly Reports on Form 10-Q
              for the Quarterly Periods ended June 30, 1999 and September 30, 1999 (File No. 000-26793).

                           (c) The description of the Registrant's Common Stock
              contained in the Registrant's Registration Statement on Form 8-A (File No. 000-26793), including any subsequent amendment or report filed for the purpose of updating that description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The financial statements of the Registrant as of December 31, 1998 and for the period from March 2, 1998 (inception) to December 31, 1998 have been incorporated by reference in this Registration Statement in reliance upon the report of Arthur Andersen LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that Arthur Andersen LLP audits and reports on financial statements of the

Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 4.       Description of Securities

              Inapplicable.

Item 5.       Interests of Named Experts and Counsel

              The validity of the Common Stock offered hereby will be passed upon for the Registrant by Orrick, Herrington & Sutcliffe LLP, New York, New York. Orrick, Herrington & Sutcliffe LLP beneficially owns 19,400 shares of the Registrant's common stock.

Item 6.       Indemnification of Directors and Officers

              Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

              Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or
              (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for indemnification of its directors in connection with any proceeding to the fullest extent permitted by law.

              The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

Item 7.       Exemption From Registration Claimed

              Inapplicable.

Item 8.       Exhibits

              Exhibit
              Number          Description

              5.1             Opinion of Orrick, Herrington & Sutcliffe LLP.

              23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

              23.2            Consent of Arthur Andersen LLP.

              24              Powers of Attorney (included on page 5).

              99.1            1998 Stock Option and Incentive Plan.

              99.2            1999 Amended Stock Option and Incentive Plan.

              99.3 1999 Employee Stock Purchase Plan (incorporated by reference from Exhibit No. 10.9 to Registration Statement File No. 333-77963).

Item 9.       Undertakings

      (a)     The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i)and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 13th of January, 2000.



                                  BIGSTAR ENTERTAINMENT, INC.
                                  (Registrant)

                                      /s/ David Friedensohn
                                  By:____________________________
                                     David Friedensohn
                                     Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints David Friedensohn and David Levitsky, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                         Capacity                             Date
---------                                         --------                             ----
     /s/ David Friedensohn         Chairman of the Board of Directors and
-------------------------------         Chief Executive Officer                  January 13, 2000
David Friedensohn                      (Principal Executive Officer)

      /s/ David Levitsky                  Executive Vice President,              January 13, 2000
-------------------------------         General Manager and Director
David Levitsky

      /s/ Robert Yingling                  Chief Financial Officer               January 13, 2000
---------------------------------       (Principal Financial Officer)
Robert Yingling

    /s/ D. Jonathan Merriman
--------------------------------                 Director                        January 13, 2000
D. Jonathan Merriman

      /s/ William Lansing
--------------------------------                 Director                        January 13, 2000
William Lansing

     /s/ Steven A. Ledger
--------------------------------                 Director                        January 13, 2000
Steven A. Ledger

     /s/ Marleen McDaniel
--------------------------------                 Director                        January 13, 2000
Marleen McDaniel


--------------------------------                 Director
I. Martin Pompadur

                                  EXHIBIT INDEX

          Exhibit
          Number        Description
          ------        -----------


            5.1         Opinion of Orrick, Herrington & Sutcliffe LLP.

            23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

            23.2        Consent of Arthur Andersen LLP.

            24 Powers of Attorney (included on page 5 of this Registration Statement).

            99.1        1998 Stock Option and Incentive Plan.

            99.2        1999 Amended Stock Option and Incentive Plan.

            99.3 1999 Employee Stock Purchase Plan (incorporated by reference from Exhibit No. 10.9 to Registration Statement File No. 333-77963).